Plexus Announces Fiscal Fourth Quarter and Fiscal Year 2022 Financial Results
NEENAH, WI – October 26, 2022 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal fourth quarter and fiscal year ended October 1, 2022, and guidance for our fiscal first quarter 2023 ending December 31, 2022.
•Reports record fiscal fourth quarter 2022 revenue of $1.12 billion, GAAP operating margin of 5.5% and GAAP diluted EPS of $1.78, including $0.18 of stock-based compensation expense
•Reports record fiscal 2022 revenue of $3.81 billion, GAAP operating margin of 4.7% and GAAP diluted EPS of $4.86, including $0.82 of stock-based compensation expense
•Initiates fiscal first quarter 2023 revenue guidance of $1.08 to $1.13 billion with GAAP diluted EPS of $1.40 to $1.58, including $0.20 of stock-based compensation expense

	Three Months Ended
	Oct 1, 2022	Oct 1, 2022	Dec 31, 2022
	Q4F22 Results	Q4F22 Guidance	Q1F23 Guidance
Summary GAAP Items
Revenue (in millions)	$1,124	$980 to $1,020	$1,080 to $1,130
Operating margin	5.5%	4.7% to 5.2%	5.0% to 5.5%
Diluted EPS (1)	$1.78	$1.19 to $1.35	$1.40 to $1.58

Summary Non-GAAP Items (2)
Return on invested capital (ROIC)	13.0%
Economic return	3.7%

(1)	Includes stock-based compensation expense of $0.18 for Q4F22 results, $0.22 for Q4F22 guidance and $0.20 for Q1F23 guidance.
(2)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures and a reconciliation to the comparable GAAP measures.
Fiscal Fourth Quarter 2022 Information
•Won 32 manufacturing programs during the quarter representing $214 million in annualized revenue when fully ramped into production
•Trailing four-quarter manufacturing wins of $1 billion in annualized revenue when fully ramped into production
•Purchased $3.5 million of our shares at an average price of $90.63 per share under our share repurchase program, leaving $46.5 million of the current $50 million authorization remaining
Fiscal Year 2022 Information
•GAAP diluted EPS of $4.86
•ROIC of 13.0%, delivered an economic return of 370 basis points above our weighted average cost of capital of 9.3%
•Purchased $50.4 million of our shares at an average price of $83.55 per share under our share repurchase programs

Todd Kelsey, Chief Executive Officer, commented, "The unwavering commitment to operational excellence of Plexus’ nearly 25,000 dedicated team members resulted in accelerating momentum as our fiscal 2022 progressed, culminating in record quarterly revenue and operating profit. With this strong base to build upon entering our fiscal 2023, the benefit of a large backlog of unfulfilled demand, share gains and participation in secular growth markets, we see the opportunity for continued momentum while acknowledging ongoing uncertainties in the macroeconomic outlook and geopolitical climate."

Mr. Kelsey continued, "Our fiscal fourth quarter revenue of $1.12 billion, representing year-over-year growth of 33%, 5.5% GAAP operating margin and GAAP EPS of $1.78 exceeded our guidance. Our further success in mitigating the challenges from constrained component supply resulted in strong sequential revenue growth that drove outstanding profitability."

Mr. Kelsey further commented, "Our funnel of qualified manufacturing opportunities remains at a record $3.4 billion, while quarterly new manufacturing program wins totaled $214 million. Included in these wins is an exciting opportunity with a new customer in vehicle, truck and bus electrification, building upon our existing presence in this secular growth market."

Patrick Jermain, Executive Vice President and Chief Financial Officer, commented, "Our fiscal fourth quarter cash cycle of 100 days was consistent with expectations. The quarter included strategic investments in working capital to support the significant revenue delivered in the fiscal fourth quarter and projected future growth. I was pleased with our ability to steadily improve operating performance and manage working capital to drive sequential improvement in our ROIC as we moved through our fiscal year. Fiscal 2022 ROIC of 13% equated to 370 basis points of economic return, creating substantial shareholder value. While working capital investments will continue in support of our customers’ strong demand, we expect our cash cycle to improve as our fiscal 2023 progresses."

Mr. Kelsey concluded, "We are guiding fiscal first quarter revenue of $1.08 billion to $1.13 billion, GAAP operating margin of 5.0% to 5.5% and GAAP EPS of $1.40 to $1.58. Our guidance reflects the benefit from ongoing new program ramps and robust customer demand with consideration given to the continuation of supply chain challenges and macroeconomic uncertainty. We also anticipate an impact to GAAP EPS due to the absence of foreign exchange gains and greater interest and income tax expense relative to the prior quarter.”

Quarterly & Annual Comparison	Three Months Ended			Twelve Months Ended
(in thousands, except EPS)	Oct 1, 2022	Jul 2, 2022	Oct 2, 2021	Oct 1, 2022	Oct 2, 2021
Revenue	$1,123,848	$981,341	$843,238	$3,811,368	$3,368,865
Gross profit	107,105	93,618	78,967	347,229	323,296
Operating income	62,314	49,561	42,342	178,185	176,268
Net income	50,457	37,494	33,341	138,243	138,912
Diluted EPS	$1.78	$1.33	$1.16	$4.86	$4.76

Gross margin	9.5%	9.5%	9.4%	9.1%	9.6%
Operating margin	5.5%	5.1%	5.0%	4.7%	5.2%

ROIC (1)	13.0%	11.5%	15.4%	13.0%	15.4%
Economic return (1)	3.7%	2.2%	7.3%	3.7%	7.3%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return and a reconciliation of these measures to their comparable GAAP measures.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 58% of revenue during the fourth quarter of fiscal 2022. This is up two percentage points from each of the third quarter of fiscal 2022 and the fourth quarter of fiscal 2021. For fiscal 2022, top 10 customers comprised 56% of revenue, up one percentage point from fiscal 2021.

Business Segments ($ in millions)	Three Months Ended			Twelve Months Ended
	Oct 1, 2022	Jul 2, 2022	Oct 2, 2021	Oct 1, 2022	Oct 2, 2021
Americas	$380	$343	$307	$1,311	$1,318
Asia-Pacific	689	586	494	2,300	1,851
Europe, Middle East and Africa	85	84	74	316	313
Elimination of inter-segment sales	(30)	(32)	(32)	(116)	(113)
Total Revenue	$1,124	$981	$843	$3,811	$3,369

Market Sectors ($ in millions)	Three Months Ended						Twelve Months Ended
	Oct 1, 2022		Jul 2, 2022		Oct 2, 2021		Oct 1, 2022		Oct 2, 2021
Industrial	$520	46%	$454	46%	$392	46%	$1,753	46%	$1,549	46%
Healthcare/Life Sciences	467	42%	401	41%	333	40%	1,565	41%	1,327	39%
Aerospace/Defense	137	12%	126	13%	118	14%	493	13%	493	15%
Total Revenue	$1,124		$981		$843		$3,811		$3,369

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the attached Non-GAAP Supplemental Information Tables.

ROIC and Economic Return
ROIC for fiscal year 2022 was 13.0%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a five-quarter period for the fiscal year. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2022 was 9.3%. ROIC for fiscal year 2022 less Plexus’ weighted average cost of capital resulted in an economic return of 3.7%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended October 1, 2022, cash flows used in operations was $0.4 million, less capital expenditures of $16.7 million, resulting in negative free cash flow of $17.1 million. For the fiscal year ended October 1, 2022, cash flows used in operations was $26.3 million, less capital expenditures of $101.6 million, resulting in negative free cash flow of $127.9 million.

Cash Cycle Days	Three Months Ended
	Oct 1, 2022	Jul 2, 2022	Oct 2, 2021
Days in Accounts Receivable	60	57	56
Days in Contract Assets	11	12	13
Days in Inventory	144	160	116
Days in Accounts Payable	(72)	(87)	(76)
Days in Cash Deposits	(43)	(40)	(24)
Annualized Cash Cycle *	100	102	85
* We calculate cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal 2022 Q4 Earnings Conference Call and Webcast
When:	Thursday, October 27, 2022 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Audio conferencing link:
https://register.vevent.com/register/BI0fdf9621f40541699b8a6ce0d8aa8fa8
Webcast link:
https://edge.media-server.com/mmc/p/w4wswspi

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of nearly 25,000 individuals who are dedicated to providing Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing and Sustaining Services. Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments. Plexus delivers customer service excellence to leading companies by providing innovative, comprehensive solutions throughout a product’s lifecycle. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the evolving effect, which may intensify, of COVID-19 on our employees, customers, suppliers, and logistics providers, including the impact of governmental actions being taken to curtail the spread of the virus. Other risks and uncertainties include, but are not limited to: the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the effects of U.S. Tax Reform, any tax law changes as a result of change in U.S. presidential administration, and of related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business; the potential effect of other world or local events or other events outside our control (such as the conflict between Russia and Ukraine, changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2021 Form 10-K and subsequently filed quarterly reports on Form 10-Q.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	Oct 1,	Oct 2,	Oct 1,	Oct 2,
	2022	2021	2022	2021
Net sales	$1,123,848	$843,238	$3,811,368	$3,368,865
Cost of sales	1,016,743	764,271	3,464,139	3,045,569
Gross profit	107,105	78,967	347,229	323,296
Operating expenses:
Selling and administrative expenses	44,791	36,625	167,023	143,761
Restructuring and impairment charges	—	—	2,021	3,267
Operating income	62,314	42,342	178,185	176,268
Other income (expense):
Interest expense	(5,544)	(3,159)	(15,858)	(14,253)
Interest income	454	300	1,305	1,372
Miscellaneous, net	(282)	(54)	(5,329)	(2,976)
Income before income taxes	56,942	39,429	158,303	160,411
Income tax expense	6,485	6,088	20,060	21,499
Net income	$50,457	$33,341	$138,243	$138,912
Earnings per share:
Basic	$1.82	$1.18	$4.96	$4.86
Diluted	$1.78	$1.16	$4.86	$4.76
Weighted average shares outstanding:
Basic	27,710	28,179	27,862	28,575
Diluted	28,293	28,775	28,439	29,167

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Oct 1,	Oct 2,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$274,805	$270,172
Restricted cash	665	341
Accounts receivable	737,696	519,684
Contract assets	138,540	115,283
Inventories	1,602,783	972,312
Prepaid expenses and other	61,633	53,094
Total current assets	2,816,122	1,930,886
Property, plant and equipment, net	444,705	395,094
Operating lease right-of-use assets	65,134	72,087
Deferred income taxes	39,075	27,385
Other assets	28,189	36,441
Total non-current assets	577,103	531,007
Total assets	$3,393,225	$2,461,893

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$273,971	$66,313
Accounts payable	805,583	634,969
Customer deposits	480,486	204,985
Accrued salaries and wages	88,876	75,394
Other accrued liabilities	357,273	147,042
Total current liabilities	2,006,189	1,128,703
Long-term debt and finance lease obligations, net of current portion	187,776	187,033
Accrued income taxes payable	42,019	47,974
Long-term operating lease liabilities	33,628	37,970
Deferred income taxes	6,327	5,677
Other liabilities	21,555	26,304
Total non-current liabilities	291,305	304,958
Total liabilities	2,297,494	1,433,661
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
54,084 and 53,849 shares issued, respectively,
and 27,679 and 28,047 shares outstanding, respectively	541	538
Additional paid-in-capital	652,467	639,778
Common stock held in treasury, at cost, 26,405 and 25,802, respectively	(1,093,483)	(1,043,091)
Retained earnings	1,572,234	1,433,991
Accumulated other comprehensive loss	(36,028)	(2,984)
Total shareholders’ equity	1,095,731	1,028,232
Total liabilities and shareholders’ equity	$3,393,225	$2,461,893

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	Oct 1,	Jul 2,	Oct 2,	Oct 1,	Oct 2,
	2022	2022	2021	2022	2021
Operating income, as reported	$62,314	$49,561	$42,342	$178,185	$176,268
Operating margin, as reported	5.5%	5.1%	5.0%	4.7%	5.2%

Non-GAAP adjustments:
Restructuring and impairment charges (1)	—	—	—	2,021	3,267
Adjusted operating income	$62,314	$49,561	$42,342	$180,206	$179,535
Adjusted operating margin	5.5%	5.1%	5.0%	4.7%	5.3%

Net income, as reported	$50,457	$37,494	$33,341	$138,243	$138,912

Non-GAAP adjustments:
Restructuring and impairment charges, net of tax (1)	—	—	—	1,809	2,924
Adjusted net income	$50,457	$37,494	$33,341	$140,052	$141,836

Diluted earnings per share, as reported	$1.78	$1.33	$1.16	$4.86	$4.76

Non-GAAP per share adjustments:
Restructuring and impairment charges, net of tax (1)	—	—	—	0.06	0.10
Adjusted diluted earnings per share	$1.78	$1.33	$1.16	$4.92	$4.86

(1)	During the twelve months ended October 1, 2022, restructuring and impairment charges of $2.0 million, or $1.8 million net of taxes, were primarily incurred for employee severance costs associated with a facility transition in the Company's APAC region.

During the twelve months ended October 2, 2021, restructuring and impairment charges of $3.3 million, or $2.9 million net of taxes, were incurred for employee severance costs associated with the reduction of the Company's workforce primarily in the EMEA and AMER regions.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Twelve Months Ended		Nine Months Ended		Twelve Months Ended
	Oct 1,		Jul 2,		Oct 2,
	2022		2022		2021
Operating income, as reported		$178,185		$115,871		$176,268
Restructuring and impairment charges	+	2,021	+	2,021	+	3,267
Adjusted operating income		$180,206		$117,892		$179,535
			÷	3
				$39,297
			x	4
Adjusted annualized operating income		$180,206		$157,188		$179,535
Adjusted effective tax rate	x	13%	x	14%	x	13%
Tax impact		23,427		22,006		23,340
Adjusted operating income (tax effected)		$156,779		$135,182		$156,195

Average invested capital	÷	$1,207,357	÷	$1,178,134	÷	$1,014,742
ROIC		13.0%		11.5%		15.4%
Weighted average cost of capital	-	9.3%	-	9.3%	-	8.1%
Economic return		3.7%		2.2%		7.3%

	Three Months Ended
Average Invested Capital Calculations	Oct 1,	Jul 2,	Apr 2,	Jan 1,	Oct 2,
	2022	2022	2022	2022	2021
Equity	$1,095,731	$1,058,190	$1,040,591	$1,044,095	$1,028,232
Plus:
Debt and finance lease obligations - current	273,971	250,012	222,393	151,417	66,313
Operating lease obligations - current (1)	7,948	8,640	9,266	9,507	9,877
Debt and finance lease obligations - long-term	187,776	184,707	186,069	187,075	187,033
Operating lease obligations - long-term	33,628	32,270	34,347	36,343	37,970
Less:
Cash and cash equivalents	(274,805)	(276,608)	(307,964)	(217,067)	(270,172)
	$1,324,249	$1,257,211	$1,184,702	$1,211,370	$1,059,253

	Three Months Ended
Average Invested Capital Calculations	Jul 3,	Apr 3,	Jan 2,	Oct 3,
	2021	2021	2021	2020
Equity	$1,020,450	$1,013,952	$1,006,959	$977,480
Plus:
Debt and finance lease obligations - current	60,468	50,229	148,408	146,829
Operating lease obligations - current (1)	9,130	9,314	9,351	7,724
Debt and finance lease obligations - long-term	187,690	188,730	188,148	187,975
Operating lease obligations - long-term	33,193	34,751	37,052	36,779
Less:
Cash and cash equivalents	(303,255)	(294,370)	(356,724)	(385,807)
	$1,007,676	$1,002,606	$1,033,194	$970,980

(1)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.